SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANTHEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-2145715
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Monument Circle Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Corporate Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-200749

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Corporate Units to be registered hereunder is set forth under the captions “Description of the Debt Securities” and “Description of the Stock Purchase Contracts and Stock Purchase Units” contained in the Prospectus, dated April 29, 2015, to Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-3 (File No. 333-200749) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on April 29, 2015, and under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Subordinated Notes” included in the Prospectus Supplement filed with the Commission on May 8, 2015, pursuant to Rule 424(b) under the Securities Act. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Anthem, Inc., as amended effective December 2, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 2, 2014)

3.2	By-laws of Anthem, Inc., as amended December 2, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on December 2, 2014)

4.1*	Purchase Contract and Pledge Agreement between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary

4.2*	Form of Remarketing Agreement (included in Exhibit 4.1)

4.3*	Form of Corporate Units Certificate (included in Exhibit 4.1)

4.4*	Form of Treasury Units Certificate (included in Exhibit 4.1)

4.5*	Subordinated Indenture between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.6*	First Supplemental Indenture to Subordinated Indenture between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.7*	Form of 1.90% Remarketable Subordinated Note due 2028 (included in Exhibit 4.6)

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 8, 2015	ANTHEM, INC.

	By:	/s/ Wayne S. DeVeydt
Wayne S. DeVeydt
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Anthem, Inc., as amended effective December 2, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 2, 2014)

3.2	By-laws of Anthem, Inc., as amended December 2, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on December 2, 2014)

4.1*	Purchase Contract and Pledge Agreement between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary

4.2*	Form of Remarketing Agreement (included in Exhibit 4.1)

4.3*	Form of Corporate Units Certificate (included in Exhibit 4.1)

4.4*	Form of Treasury Units Certificate (included in Exhibit 4.1)

4.5*	Subordinated Indenture between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.6*	First Supplemental Indenture to Subordinated Indenture between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.7*	Form of 1.90% Remarketable Subordinated Note due 2028 (included in Exhibit 4.6)

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.